EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184152 on Form S-8, of our report dated June 26, 2017, relating to the financial statements and financial statement schedule of Pentair, Inc. Retirement Savings and Stock Incentive Plan, appearing in this Annual Report on Form 11-K of Pentair, Inc. Retirement Savings and Stock Incentive Plan for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 26, 2017